Exhibit 10.20

COCRYSTAL DISCOVERY, INC.

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the "Agreement") is entered into as of September 13, 2011 by and between Cocrystal Discovery, Inc., a Delaware corporation (the "Company"), and Teva Pharmaceutical Industries Limited, a limited share company organized under the laws of Israel ("Teva").  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such term in Exhibit C attached hereto.

RECITALS

Teva wishes to purchase, and the Company wishes to sell and issue, shares of the Company's Common Stock, $0.0001 par value per share (the "Shares"), for cash consideration in one or more Closings (as defined below), on the terms and conditions set forth in this Agreement.  Contemporaneous with the execution and delivery of this Agreement, the Company and Teva are entering into that certain Research and Collaboration Agreement dated as of September 13, 2011 (the "Research Agreement") and that certain Exclusive License Option Agreement dated as of September 13, 2011 (the "License Agreement").

AGREEMENT

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants set forth below and in the Research Agreement and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of Shares.

(a) Purchase and Sale of Shares.  On or prior to each Closing (as defined below), the Company shall have authorized the sale and issuance to Teva of such number of Shares as determined pursuant to this Agreement for such Closing.  Subject to the terms and conditions of this Agreement and the Research Agreement, Teva shall purchase at the applicable Closing, and the Company shall sell and issue to Teva at such Closing, the number of Shares for such Closing as determined pursuant to the applicable subsection of Section 2(a) below at a purchase price per Share for such Closing as determined pursuant to the applicable subsection of Section 2(a) below.

(b) Use of Proceeds.  The proceeds from each Closing as set forth in Section 2(b)(ii) below shall be used in accordance with the terms of the Research Agreement.

2. Closing; Delivery.

(a) Closing.  Each event in which Teva shall purchase, and the Company shall sell and issue, Shares under this Agreement shall be deemed a "Closing," unless otherwise specified.

(i) Initial Closing.  Fourteen (14) days from and after the date first above written, the initial purchase and sale of a portion of the Shares under this Agreement shall take place at the offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington, or such other place and time as the Company and Teva mutually determine in writing (the "Initial Closing").  The aggregate purchase price of the Shares purchased at the Initial Closing, the number of Shares purchased at the Initial Closing and the purchase price per share of such Shares is set forth on Exhibit A under the heading "Initial Closing."

(ii) First Target - Second Closing.  Subject to Section 2(a)(vii) below, if (A) Teva provides written notice to the Company of Teva's intent to exercise its option for the Second Investment in the First Target pursuant to the terms and subject to the conditions of the Research Agreement, (B) the Company has delivered a preliminary, updated Disclosure Schedule (as hereinafter defined) to Teva within ten (10) days after the Company has received Teva’s notice as set forth in Subsection (A) above, and (C) Teva, in its sole discretion, decides within thirty (30) days after receipt of such Disclosure Schedule to exercise its option and to purchase the Shares to be issued with respect to the Second Investment in the First Target, as determined pursuant to the terms of this Agreement, and provides written notice of such purchase decision to the Company within such period, then such purchase and sale shall take place at the offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington at 11:00 a.m. Pacific time on the date that is ten (10) days following the date upon which Teva's notice to the Company of such purchase decision is deemed effectively given, or such other place, date and time as the Company and Teva mutually determine in writing.  The aggregate purchase price for the Shares purchased at such Closing shall be $7,500,000.  The purchase price per share of the Shares purchased at such Closing and the number of Shares purchased at such Closing shall be determined by the Company and Teva in accordance with the provisions of the attached Exhibit B.

(iii) Second Target – First Closing.  Subject to Section 2(a)(vii) below, if (A) Teva provides written notice to the Company of Teva's intent to exercise its option for the Initial Investment in the Second Target pursuant to the terms and subject to the conditions of the Research Agreement, (B) the Company has delivered a preliminary, updated Disclosure Schedule to Teva within ten (10) days after the Company has received Teva’s notice as set forth in Subsection (A) above, and, and (C) Teva, in its sole discretion, decides within thirty (30) days after receipt of such Disclosure Schedule to exercise its option and to purchase the Shares to be issued with respect to the Initial Investment in the Second Target, as determined pursuant to the terms of this Agreement, and provides written notice of such decision to the Company within such period, then such purchase and sale shall take place at the offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington at 11:00 a.m. Pacific time on the date that is ten (10) days following the date upon which Teva's notice to the Company of such purchase decision is deemed effectively given, or such other place, date and time as the Company and Teva mutually determine in writing.  The aggregate purchase price for the Shares purchased at such Closing shall be $7,500,000.  The purchase price per share of the Shares purchased at such Closing and the number of Shares purchased at such Closing shall be determined by the Company and Teva in accordance with the provisions of the attached Exhibit B.

(iv) Second Target – Second Closing.  Subject to Section 2(a)(vii) below, if (A) Teva provides written notice to the Company of Teva's intent to exercise its option for the Second Investment in the Second Target pursuant to the terms and subject to the conditions of the Research Agreement, (B) the Company has delivered a preliminary, updated Disclosure Schedule to Teva within ten (10) days after the Company has received Teva’s notice as set forth in Subsection (A) above, and, and (C) Teva, in its sole discretion, decides within thirty (30) days after receipt of such Disclosure Schedule to exercise its option and to purchase the Shares to be issued with respect to the Second Investment in the Second Target, as determined pursuant to the terms of this Agreement, and provides written notice of such decision to the Company within such period, then such purchase and sale shall take place at the offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington at 11:00 a.m. Pacific time on the date that is ten (10) days following the date upon which Teva's notice to the Company of such purchase decision is deemed effectively given, or such other place, date and time as the Company and Teva mutually determine in writing.  The aggregate purchase price for the Shares purchased at such Closing shall be $7,500,000.  The purchase price per share of the Shares purchased at such Closing and the number of Shares purchased at such Closing shall be determined by the Company and Teva in accordance with the provisions of the attached Exhibit B.

(v) Third Target – First Closing.  Subject to Section 2(a)(vii) below, if (A) Teva provides written notice to the Company of Teva's intent to exercise its option for the Initial Investment in the Third Target pursuant to the terms and subject to the conditions of the Research Agreement, (B) the Company has delivered a preliminary, updated Disclosure Schedule to Teva within ten (10) days after the Company has received Teva’s notice as set forth in Subsection (A) above, and, and (C) Teva, in its sole discretion, decides within thirty (30) days after receipt of such Disclosure Schedule to exercise its option and to purchase the Shares to be issued with respect to the Initial Investment in the Third Target, as determined pursuant to the terms of this Agreement, and provides written notice of such decision to the Company within such period, then such purchase and sale shall take place at the offices Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington at 11:00 a.m. Pacific time on the date that is ten (10) business days following the date upon which Teva's notice to the Company of such purchase decision is deemed effectively given, or such other place, date and time as the Company and Teva mutually determine in writing.  The aggregate purchase price of the Shares purchased at such Closing shall be $7,500,000.  The purchase price per share of the Shares purchased at such Closing, and the number of Shares purchased at such Closing shall be determined by the Company and Teva in accordance with the provisions of the attached Exhibit B.

(vi) Third Target – Second Closing.  Subject to Section 2(a)(vii) below, if (A) Teva provides written notice to the Company of Teva's intent to exercise its option for the Second Investment in the Third Target pursuant to the terms and subject to the conditions of the Research Agreement, (B) the Company has delivered a preliminary, updated Disclosure Schedule to Teva within ten (10) days after the Company has received Teva’s notice as set forth in Subsection (A) above, and, and (C) Teva, in its sole discretion, decides within thirty (30) days after receipt of such Disclosure Schedule to exercise its option and to purchase the Shares to be issued with respect to the Second Investment in the Third Target, as determined pursuant to the terms of this Agreement, and provides written notice of such decision to the Company within such period, then such purchase and sale shall take place at the offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington at 11:00 a.m. Pacific time on the date that is ten (10) days following the date upon which Teva's notice to the Company of such purchase decision is deemed effectively given, or such other place, date and time as the Company and Teva mutually determine in writing.  The aggregate purchase price of the Shares purchased at such Closing shall be $7,500,000.  The purchase price per share of the Shares purchased at such Closing and the number of Shares purchased at such Closing shall be determined by the Company and Teva in accordance with the provisions of the attached Exhibit B.

(vii) Notice and Funding Requirements.  Notwithstanding anything in this Agreement to the contrary, the time periods within which the Initial Investments and the Second Investments are to be made as set forth in the Research Agreement shall not be delayed, and Teva shall initiate its notice process under the applicable subsection of Section 2(a) early enough in order to complete its purchase of Shares pursuant to this Agreement, if at all, within the time frames for equity investments set forth in the applicable provision of Sections 4.1.1 and 4.1.2 of the Research Agreement.

(b) Closing Deliverables.

(i) Company.  At each Closing, the Company shall deliver to Teva:

(A) a certificate representing the Shares being purchased by Teva at such Closing, registered in the name of Teva;

(B) a certificate, in form and substance reasonably satisfactory to Teva, executed by an officer of the Company certifying on behalf of the Company:

(1) that the representations and warranties of the Company contained in Section 3 of the Agreement and Section 8.2 of the Research Agreement, except as set forth on the Disclosure Schedule delivered to Teva in connection with such Closing, are true and correct as of the date of such Closing; and

(2) that the Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and the Research Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing;

(C) a Disclosure Schedule dated as of the date of such Closing; and

(D) any other documents reasonably requested by Teva or its counsel in connection with such Closing, including, without limitation, a customary secretary's certificate.

(ii) Teva.  At each Closing, Teva shall deliver to the Company payment of $7,500,000 in immediately available funds by wire transfer to a bank account designated by the Company at least three (3) days prior to such Closing.

(c) Schedule of Investments.  The Company shall update Exhibit A to this Agreement after each Closing to reflect the number of Shares purchased at such Closing and the purchase price per share of such Shares (in each case as determined pursuant to the applicable subsection of Section 2(a)), which update shall not be considered an amendment to this Agreement or otherwise require the consent of Teva.

3. Representations and Warranties of the Company.  The Company shall deliver a disclosure schedule (a "Disclosure Schedule") to Teva in connection with each Closing pursuant to the provisions of Section 2(b)(i)(C).  The Company hereby represents and warrants to Teva that, except as set forth on the Disclosure Schedule delivered to Teva in connection with the applicable Closing, the statements in the following paragraphs are all true and correct as of immediately prior to the applicable Closing:

(a) Organization, Valid Existence and Corporate Power.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and carry on its business as currently conducted.  The Company is duly qualified to transact business and is in valid existence in the State of Washington, and is duly qualified to transact business and is in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on its business, financial condition or operating results.

(b) Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Shares has been taken or will be taken prior to such Closing.  This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Valid Issuance of Shares.  The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by Teva.  Based in part upon the representations of Teva in Section 4 of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(d) Capitalization.  The equity capitalization of the Company as of immediately prior to the Closing is as set forth on Section 3(d) of the Disclosure Schedule.  Except for (i) the conversion privileges of the Series A Preferred Stock, (ii) the right of first offer set forth in the Investors Rights Agreement, (iii) stock options issued under the Company's 2007 Equity Incentive Plan, as amended (the "Plan"), and (iv) as provided in this Agreement or in the applicable Disclosure Schedule, there are no options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from the Company any of the Company's securities.

(e) Subsidiaries.  The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity, except as set forth in Section 3(e) of the Disclosure Schedule.  The Company is not a participant in any joint venture, partnership, or similar arrangement.

(f) Governmental Consents and Filings.  No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

(g) Financial Statements.

(i) Attached as Section 3(g) of the Disclosure Schedule are copies of (a) the consolidated audited balance sheets of the Company as of the last day of the most recently completed fiscal year and the related audited statements of income and cash flows for the year then ended (the “Annual Financial Statements”) and (b) the consolidated unaudited balance sheet of the Company as of the last day of the most recently completed fiscal quarter of the Company ended not less than forty five (45) days before the applicable Closing (the “Balance Sheet”) and the related consolidated unaudited statements of income and cash flows for the period then ended (together with the Annual Financial Statements, the “Financial Statements”); provided, however that if the Company does not have Audited Financial Statements, the Company shall provide the unaudited balance sheet of the Company as of the last day of the most recently completed fiscal quarter of the Company ended not less than forty five (45) days before the applicable Closing and the related unaudited statements of income and cash flows for such quarter, and such unaudited statements shall constitute the “Financial Statements” for the purposes of this Agreement.  The Financial Statements, including any related notes thereto, (i) have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby, except as otherwise noted therein, (ii) fairly present, in all material respects, the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby and (iii) have been prepared from, and are in accordance with, the books and records of the Company.

(ii) Except as reflected in the Financial Statements, the Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), except (A) obligations and liabilities incurred after the date of the Balance Sheet in the ordinary course of business that are not material, individually or in the aggregate, and (B) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

(h) Litigation.  There is no claim, action, suit, proceeding, arbitration, complaint, charge, or investigation pending or, to the Company's knowledge, currently threatened in writing against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect, or any change in the current equity ownership of the Company, nor is the Company aware that there is any reasonable basis for the foregoing.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality, and to the Company's knowledge no officer of the Company is a party or subject to any of the foregoing with respect to such officer's role with the Company.  There is no action, suit, proceeding, or investigation by the Company currently pending or which the Company intends to initiate.

(i) Intellectual Property.  A complete list of all of the Company's applications for or registrations of any patents, trademarks, service marks, trade names, copyrights and Internet domain names owned by the Company is set forth on Section 3(i) of the Disclosure Schedule.   To the knowledge of the Company, the Company owns, or is validly licensed or otherwise possesses or reasonably believes that it can obtain on commercially reasonable terms legally enforceable rights to use, all right, title and interest in and to the Intellectual Property necessary to enable the Company to carry out the R&D Program as presently proposed to be conducted and to conduct the business of the Company as presently conducted.  The Company has not received any written notices of infringement or misappropriation from any Person with respect to the Intellectual Property owned, licensed or otherwise used by the Company.  To the Company's knowledge, the use of the Intellectual Property used by the Company to conduct its business as presently conducted and for the performance of the R&D Program as presently proposed to be conducted does not infringe any Intellectual Property rights of any Person.  To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of the Intellectual Property owned by the Company by any third party.

(j) Compliance with Other Instruments.  The Company is not in violation of any provision of its Restated Certificate or Bylaws.  The Company is not in material violation or material default (i) of any judgment, order, writ, or decree applicable to it or to which it is a party, (ii) under any instrument, note, indenture or mortgage to which it is a party, (iii) under any lease, agreement, contract or purchase order to which it is a party that is required to be listed on the Disclosure Schedule or (iv) of any provision of any federal or state statute, rule or regulation applicable to the Company.  The execution, delivery, and performance of this Agreement and the Research Agreement, and the consummation of the transactions contemplated by this Agreement and the Research Agreement, will not result in any material violation of the Company's Restated Certificate or Bylaws or any material violation or material default of the terms or provisions of the items referred to in clauses (i)-(iv) of this Section 3(j), or constitute, with or without the passage of time and giving of notice, either (x) a violation of or default under any of the foregoing or (y) an event which results in the creation of any lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture or nonrenewal of any permit or license applicable to the Company.  Neither the Company nor any of its subsidiaries is engaged, nor, to the Company's knowledge, has any officer, director, employee, or agent of the Company or any of its subsidiaries engaged, in any act or practice which would constitute a violation of the Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder.  There is not now, and there never has been, any employment by the Company or any of its subsidiaries, or beneficial ownership in the Company or any of its subsidiaries by, any governmental or political official in any country in the world.  To the Company's knowledge, the Company and each of its respective officers, directors, employees and agents are in compliance with and have not violated the U.S. money laundering laws or regulations, the U.S. Bank Secrecy Act, as amended by the USA Patriot Act of 2001 (including any recordkeeping or reporting requirements thereunder), or the anti-money laundering laws or regulations of any jurisdiction.

(k) Agreements; Actions.

(i) Except for the terms of this Agreement and the Research Agreement and as listed on Section 3(k) of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts, or proposed transactions, or judgments, orders, writs, or decrees, to which the Company is a party or by which it is bound that involve (A) obligations of, or payments to, the Company in excess of $25,000 in any fiscal year, (B) the license of any patent, copyright, trademark, trade secret or other Intellectual Property right to or from the Company (other than standard end-user licenses for off the shelf software products used by the Company in its business, or licenses of the Company's Intellectual Property granted by the Company in the ordinary course of its business) or (C) the grant of rights to develop, license, distribute or sell its products or services to any other person outside of the ordinary course of business.

(ii) Since the date of the Balance Sheet, the Company has not (A) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (B) incurred any indebtedness for borrowed money or incurred any other liabilities individually in excess of $25,000 or in excess of $100,000 in the aggregate, (C) made any loans or advances to any person or entity, other than ordinary advances for travel expenses, or (D) sold, exchanged or otherwise disposed of any of its material assets or material rights, other than the sale of its inventory in the ordinary course of business.  For the purposes of subsections (i) and (ii) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts, and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated with that person or entity) shall be aggregated for the purposes of meeting the individual minimum dollar amounts of each such subsection.

(l) Related Party Transactions.

(i) Other than agreements or understandings pertaining to (A) standard employee benefits generally made available to all employees, (B) standard director and officer indemnification agreements approved by the Board of Directors, (C) the purchase of shares of the Company's capital stock, (D) options to purchase shares of the Company's common stock under the Plan and (E) standard employee offer letters and the Company's standard Invention, Proprietary Information and Noncompetition Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its employees, officers, or directors or their affiliates.

(ii) The Company is not indebted, directly, or indirectly, to any of its employees, officers or directors, or to their respective affiliates, spouses or children, other than in connection with customary and reasonable expenses or advances of such expenses of employees incurred in the ordinary course of business.  None of the Company's employees, officers or directors, or any members of their immediate families, or any affiliate thereof, are, directly or indirectly, indebted to the Company or, to the Company's knowledge, have any direct or indirect ownership interest in (A) any firm or corporation with which the Company is affiliated or with which the Company has a business relationship or (B) any firm or corporation which competes with the Company, other than ownership positions in publicly traded companies not exceeding two percent of the outstanding capital stock thereof.  None of the Company's employees, officers or directors or, to the Company's knowledge, any members of their immediate families are, directly or indirectly, interested in any material contract with the Company.  The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.

(m) Rights of Registration and Voting Rights.  Except as provided in the Investors Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.  Except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of shares of capital stock of the Company.

(n) Title to Assets.  The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances other than those of the lessors of such property or assets.

(o) Changes.  Since the date of the Balance Sheet, there has not been:

(i) any change in the financial condition, business, assets or results of operations of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, individually, or in the aggregate, materially adverse;

(ii) any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the business, properties or financial condition of the Company;

(iii) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(iv) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not materially adverse to the Company;

(v) any change to a material contract or agreement to which the Company is a party or subject;

(vi) any material change in any compensation arrangement or agreement with any officer or director;

(vii) any resignation or termination of employment of any officer or key employee of the Company;

(viii) any mortgage, pledge, transfer of a security interest in or lien created by the Company with respect to any of its properties or assets, except liens for taxes not yet due or payable;

(ix) any loans or guarantees made by the Company to or for the benefit of its employees, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

(x) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(xi) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets, or other Intellectual Property rights, other than in the ordinary course of the Company's business; or

(xii) any arrangement or commitment by the Company to do any of the things described in this Section 3(o).

(p) Tax Matters.  There are no federal, state, county, local or foreign taxes dues and payable by the Company that have not been timely paid.  There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.  The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

(q) Insurance.  The Company has in full force and effect fire, general liability, and casualty insurance policies with extended coverage, in such amounts (subject to reasonable deductions) as customarily carried by similar companies at equivalent stages of development.

(r) Employee Matters.

(i) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives, or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the Company's business, financial condition or operating results, nor is the Company aware of any labor organization activity involving its employees.

(ii) Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company.  The Company is not aware that any officer or key employee is planning to work less than full time at the Company.  The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her, or their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing individuals.  No officer or key employee is currently working or, to the Company's knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

(iii) The employment of each officer and employee of the Company is terminable at the will of the Company, and upon termination of the employment of each such officer and employee, no severance or other payments will become due.

(iv) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors.  The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining.  The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(s) Permits.  The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to cause a Material Adverse Effect.  The Company is not in default under any of such franchises, permits, licenses or other similar authority.

(t) Benefit Plans.  Section 3(t) of the Disclosure Schedule sets forth each employee benefit plan maintained, established, or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title 1(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(u) Environmental and Safety Laws.  Except as disclosed on Section 3(u) of the Disclosure Schedule, to the Company's knowledge the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the Company's knowledge no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

(v) No Deemed Liquidation.  The issuance of Shares to Teva pursuant to the terms of this Agreement do not constitute a “Deemed Liquidation,” as such term is defined in the Restated Certificate.

(w) No Additional Shares of Common Stock.  The Shares issued to Teva pursuant to the terms of this Agreement do not constitute “Additional Shares of Common Stock,” as such term is defined in the Restated Certificate.

(x) Disclosure.  The representations and warranties of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and in the exhibits attached hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

4. Representations and Warranties of Teva.  Teva hereby represents and warrants to the Company that the statements in the following paragraphs are all true and correct as of immediately prior to the applicable Closing:

(a) Organization, Valid Existence and Corporate Power.  Teva is a corporation duly organized, validly existing, and in good standing under the laws of Israel, and has all requisite corporate power and authority to own its properties and carry on its business as currently conducted.

(b) Authorization.  All corporate action on the part of Teva, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and Teva's performance of all of its obligations under this Agreement has been taken.  This Agreement constitutes a valid and legally binding obligation of Teva, enforceable against Teva in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Purchase Entirely for Own Account.  The Shares to be acquired by Teva will be acquired for investment for Teva's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Teva has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, Teva further represents that it does not presently have any contract, undertaking, agreement, or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person or entity, with respect to any of the Shares.  Teva has not been formed for the specific purpose of acquiring the Shares.

(d) Disclosure of Information.  Teva has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company's management.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of Teva to rely thereon.

(e) Restricted Securities.  Teva understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Teva's representations as expressed herein.  Teva understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Teva must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Teva acknowledges that the Company has no obligation to register or qualify the Shares for resale.

(f) No Public Market.  Teva understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

(g) Accredited Investor.  Teva is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(h) Investment Representations, Warranties and Covenants by Non-U.S. Persons.

(i) This Agreement is made by the Company with Teva, who is a Non-U.S. person (as defined below), in reliance upon Teva's representations, warranties and covenants made in this Section 4(h).  As used herein, the terms "United States" and "U.S. person" have the meanings ascribed to such terms in Rule 902 of Regulation S.  As used herein, the term "Non-U.S. person" means any person who is not a U.S. person or is deemed not to be a U.S. person under Rule 902(k)(2) of Regulation S.

(ii) Teva has been advised and acknowledges that:

(A) the Shares have not been, and when issued, will not be, registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

(B) in issuing and selling the Shares to Teva pursuant hereto, the Company is relying upon the "safe harbor" provided by Regulation S and/or on Section 4(2) under the Securities Act;

(C) it is a condition to the availability of the Regulation S "safe harbor" that the Shares not be offered or sold in the United States or to a U.S. person until the expiration of a one-year "distribution compliance period" (or a six-month "distribution compliance period," if the issuer is a "reporting issuer," as defined in Regulation S) following the date of the applicable Closing; and

(D) notwithstanding the foregoing, prior to the expiration of the one-year "distribution compliance period" (or six-month "distribution compliance period," if the issuer is a "reporting issuer," as defined in Regulation S) after the Closing (the "Restricted Period"), the Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (1) if the offer or sale is within the United States or to or for the account of a U.S. person, the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (2) the offer and sale is outside the United States and to other than a U.S. person.

(iii) Teva agrees that with respect to the Shares, until the expiration of the Restricted Period:

(A) Teva, its agents and its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Shares, or any beneficial interest therein in the United States or to or for the account of a U.S. person;

(B) notwithstanding the foregoing, the Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (1) if the offer or sale is within the United States or to or for the account of a U.S. person, the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (2) the offer and sale is outside the United States and to other than a U.S. person; and

(C) Teva shall not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

The foregoing restrictions are binding upon subsequent transferees of the Shares, except for transferees pursuant to an effective registration statement. Teva agrees that after the Restricted Period, the Shares may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

(iv) Teva has not engaged, nor is it aware that any party has engaged, and Teva will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares.

(v) Teva: (A) is domiciled and has its principal place of business outside the United States; (B) certifies it is not a U.S. person and is not acquiring the Shares for the account or benefit of any U.S. person; and (C) at the time of the date of the applicable Closing, Teva or persons acting on Teva's behalf in connection therewith will be located outside the United States.

(vi) At the time of offering to Teva and communication of Teva's order to purchase the Shares at each Closing, and at the time of Teva's execution of this Agreement, Teva or persons acting on Teva's behalf in connection therewith were located outside the United States.

(vii) Teva is not a "distributor" (as defined in Regulation S) or a "dealer" (as defined in the Securities Act).

(viii) Teva acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 4(h) and shall transfer such shares on the books of the Company only to the extent consistent therewith.  In particular, Teva acknowledges that the Company shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

(ix) Teva hereby represents that it has satisfied the requirements of the laws of its jurisdiction of formation and its principal place of business in connection with any invitation to subscribe for or purchase the Shares or any use of this Agreement, including (A) the legal requirements within such jurisdictions for the purchase of the Shares, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares.  Teva's subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of its relevant jurisdictions.

(i) Legends.  The Shares and any securities issued in respect of or exchange for the Shares shall bear the following legends (in addition to any other legend required by this Agreement or under applicable securities laws):

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.  THIS CERTIFICATE MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A CERTAIN SHARE PURCHASE AGREEMENT BETWEEN THE CORPORATION AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A CERTAIN VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE CORPORATION), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

Each holder of Shares consents to the Company making a notation in its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer set forth in this Agreement.

5. Transfer Restrictions.

(a) The Shares shall not be sold, pledged or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge or transfer, except upon the conditions specified in this Agreement (which conditions are intended to ensure compliance with the provisions of the Securities Act).

(b) The holder of each certificate representing Shares, by acceptance thereof, agrees to comply in all respects with the provisions of this Agreement.  Before any proposed sale, pledge or transfer of any Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the holder thereof shall give notice to the Company of such holder's intention to effect such sale, pledge or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such holder's expense by, at Teva’s option, either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act, (ii) a "no action" letter from the SEC to the effect that the proposed sale, pledge or transfer of such Shares without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, or (iii) any other evidence satisfactory to counsel to the Company to the effect that the proposed sale, pledge or transfer of the Shares may be effected without registration under the Securities Act, whereupon the holder of such Shares shall be entitled to sell, pledge or transfer such Shares in accordance with the terms of the notice given by the holder to the Company provided that the other provisions of this Agreement are complied with and each transferee agrees in writing to be subject to the terms of this Agreement.  It is agreed that the Company will not require such a legal opinion or "no action" letter in any transaction in which such holder distributes Shares to a Permitted Transferee of such holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Agreement.

(c) In connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing such offering of the Company's securities, Teva agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with the Rule 2711 of the National Association of Securities Dealers, Inc.) from the effective date of such registration statement as may be requested by the Company or such managing underwriters.  Teva further agrees to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company's initial public offering.  The underwriters in connection with such registration are intended third‑party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

6. Joinder.

(a) By executing this Agreement, Teva hereby acknowledges and confirms that it: (i) has received copies of (A) that certain First Amendment to Series A Preferred Stock Financing Agreements made as of June 9, 2009 by and among the Company and the stockholders of the Company who are signatories thereto (the "Amendment"), (B) that certain Voting Agreement entered into as of September 19, 2008 by and among the Company, the parties listed on Schedule A thereto and the parties listed on Schedule B thereto (as amended by the Amendment, the "Voting Agreement") and (C) that certain Right of First Refusal and Co-Sale Agreement entered into as of September 19, 2008 by and among the Company, the stockholders listed on Schedule A thereto and the investors listed on Schedule B thereto, as amended (as amended by the Amendment, the "ROFR Agreement"); (ii) has read and fully understood the provisions of each of the Voting Agreement and the ROFR Agreement; and (iii) has had the opportunity of obtaining independent legal advice with respect thereto.

(b) With respect to the Voting Agreement, Teva hereby agrees to be bound by and subject to all of the terms, provisions and conditions contained in the Voting Agreement as a "Common Holder" thereunder and agrees to execute and deliver all documentation reasonably requested by the Company in order for Teva to become a party to the Voting Agreement in such capacity promptly upon request by the Company, except that if another holder of Common Stock of the Company holding more than 3% of the outstanding stock of the Company (on a fully diluted basis) is released from such holder's obligations under the Voting Agreement, Teva shall no longer be bound by and subject to the Voting Agreement as a "Common Holder" thereunder.

(c) With respect to the ROFR Agreement, Teva hereby agrees to be bound by and subject to all of the terms, provisions and conditions contained in the ROFR Agreement as a "Founder" thereunder and hereby agrees that all Shares purchased pursuant to this Agreement shall be considered "Founder Stock" (notwithstanding anything to the contrary in the ROFR Agreement), and Teva further agrees to execute and deliver all documentation reasonably requested by the Company in order for Teva to become a party to the ROFR Agreement in such capacity and for the Shares to be considered "Founder Stock" promptly upon request by the Company, except that if another holder of Common Stock of the Company holding more than 3% of the outstanding stock of the Company (on a fully diluted basis) is released from such holder's obligations under the ROFR Agreement (other than with respect to stock that has been offered in accordance with the terms of the ROFR Agreement), Teva shall no longer be bound by and subject to the ROFR Agreement as a "Founder" thereunder and the Shares purchased pursuant to this Agreement shall no longer be considered "Founder Stock" under the ROFR Agreement.

7. Miscellaneous.

(a) Survival of Warranties.  Unless otherwise set forth in this Agreement, the representations and warranties of the Company contained in or made pursuant to this Agreement with respect to Shares issued at a Closing shall survive the execution and delivery of this Agreement and shall not terminate until the earlier of (i) three (3) years from the date of issuance of such Shares, (ii) the closing of a Deemed Liquidation (as defined in the Restated Certificate) or (iii) the closing of a Qualified IPO (as defined in the Restated Certificate).

(b) Successors and Assigns.  The rights and obligations of Teva under this Agreement may not be transferred or assigned for any reason (whether by operation of law or otherwise) without the Company's prior written consent.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c) Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(d) Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e) Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing in the English language and shall be deemed effectively given: (i) when delivered by hand, if personally delivered; (ii) when delivered by courier, if delivered by commercial courier service; and (iii) upon confirmation of receipt, if sent by facsimile.  All communications shall be sent to the respective parties at their address or facsimile number as set forth in this Section 7(f), or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section 7(f).  Notice shall be given as follows:

If to the Company:

Cocrystal Discovery, Inc.
Attention: Chief Executive Officer
19805 North Creek Parkway
Bothell, WA 98011
Facsimile: (425) 398-7178

with a copy (which shall not constitute notice) to:

Perkins Coie LLP
Attention: James R. Lisbakken and Mark A. Metcalf
1201 Third Avenue, Suite 4800
Seattle, WA 98101
Facsimile: (206) 359-9000

If to Teva:

Teva Pharmaceutical Industries Limited
Attention:  General Counsel, Legal Department
5 Basel Street
P.O. Box 3190
Petach Tikva 49131, Israel
Facsimile: 972-3-926-7429

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
Attention:  Ira Schreger
666 Fifth Avenue, 26th Floor
New York, NY 10103
Facsimile: (917) 849-5303

(g) No Finder's Fees.  Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction.  Teva agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Teva or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless Teva from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

(h) Fees and Expenses.  The Company and Teva shall each bear its own expenses with respect to the transactions contemplated by this Agreement.

(i) Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and Teva.  Any amendment or waiver effected in accordance with this Section 7(i) shall be binding upon Teva and each transferee of the Shares, each future holder of such Shares, and the Company.

(j) Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(k) Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(l) Entire Agreement.  This Agreement (including the Exhibits hereto), together with the Research Agreement and the License Agreement, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

(m) Termination.  Notwithstanding any provision hereof to the contrary:

(i) The obligations of the Company to issue and sell Shares to Teva and the right of Teva to purchase Shares from the Company pursuant to this Agreement and the Research Agreement shall terminate and be of no further force and effect upon the earlier to occur of (A) the date on which Teva or the Company terminates the Research Agreement pursuant to its terms and (B) the closing of a Deemed Liquidation (as defined in the Restated Certificate).  Upon such termination, Teva shall have no right to purchase, and the Company shall have no obligation to sell and issue, Shares pursuant to the terms of this Agreement or the Research Agreement.  Following such termination, the parties will continue to be bound by and subject to Sections 4(h), 4(i), 6 and 7 of this Agreement.

(ii) If such termination occurs due to the closing of a Deemed Liquidation as a result of which the stockholders of the Company receive cash, stock or other property in exchange for their shares of Common Stock (in the aggregate, "Transaction Consideration"), then, so long as the Research Agreement has not been terminated and Teva is entitled to make an equity investment pursuant to Section 4.1.1 or 4.1.2 of the Research Agreement, the Company shall make provision so that Teva shall be entitled to receive, upon exercise of a funding option pursuant to Section 4.1.1 or 4.1.2 of the Research Agreement, a portion of the Transaction Consideration that equals the amount it would have received in such Deemed Liquidation if such funding option had been exercised and shares of Common Stock issued to Teva, immediately prior to the closing of such Deemed Liquidation, assuming all such remaining funding options had been exercised.  If the portion of the Transaction Consideration payable to a holder of Common Stock for such shares of Common Stock in connection with the Deemed Liquidation is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors and, at its discretion, paid in cash.  In each case the number of Shares that Teva could have acquired upon exercise of such a funding option shall be determined in accordance with the provisions of Exhibit B as if such exercise occurred immediately prior to the closing of the Deemed Liquidation.  As a condition to receiving the Deemed Liquidation consideration described in this Section 7(m)(ii), Teva shall execute all agreements and other documentation required to be executed by other holders of Common Stock in connection with such Deemed Liquidation and shall be subject, on a comparable basis, to the same escrow, indemnification and other post-closing claims procedures as are applicable to other holders of Common Stock.  The Closing procedures of Section 2 for the exercise of funding options shall be adapted, as appropriate, for the Closing of the exchange of the funding and portion of the Transaction Consideration; however, the representations and warranties of the Company, the Disclosure Schedule and the certification in Section 2(b) shall be limited solely to the representations and warranties contained in Section 8.2 of the Research Agreement.

(iii) The Company will notify Teva in writing at least thirty (30) days prior to the closing of a Deemed Liquidation.

*   *   *   *   *

IN WITNESS WHEREOF, the parties have executed this Share Purchase Agreement as of the date first written above.

COMPANY:

COCRYSTAL DISCOVERY, INC.

By:
Name:           Gary Wilcox
Title:           Chief Executive Officer

TEVA:

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:           _____________________
Name:
Title:

By:          ______________________
Name:
Title:

Share Purchase Agreement
Signature Page

EXHIBIT A

Schedule of Investments

Closing	Date of Closing	Number of Shares*	Share Price*	Cash Paid at Closing
Initial Closing	_________, 2011	605,815	$12.38	$7,500,000.00
First Target – Second Closing				$7,500,000.00
Second Target – First Closing				$7,500,000.00
Second Target – Second Closing				$7,500,000.00
Third Target – First Closing				$7,500,000.00
Third Target – Second Closing				$7,500,000.00
TOTAL:				$45,000,000.00

* Determined pursuant to Exhibit B (except with respect to Initial Closing).

EXHIBIT B

I.	Purchase Price per Share; Number of Shares

A.
Purchase Price per Share.  The purchase price per Share for the Shares purchased at a Closing shall be equal to the quotient of (1) the Valuation with respect to such Closing, divided by (2) the Outstanding Equity as of immediately prior to such Closing, rounded to the nearest cent.

B.
Number of Shares.  The number of Shares purchased in a Closing shall be equal to the quotient of (1) the Aggregate Purchase Price for such Closing, divided by (2) the purchase price per share for such Closing determined pursuant to paragraph I.A above, rounded down to the nearest whole share.

C.
Fractional Shares.  No fractional Shares shall be issued in any Closing, and any amount of the Aggregate Purchase Price for such Closing left over after the rounding down described in paragraph I.B above shall be retained by the Company.

II.	Determination of Purchase Price per Share, Number of Shares

A.
The Company shall determine the purchase price per Share and the number of shares for the Shares to be purchased at a Closing pursuant to Section I above, which determination must be provided to Teva not later than the Company's provision of the preliminary, updated Disclosure Schedule for such Closing to Teva pursuant to Section 2(a)(ii)(B), 2(a)(iii)(B), 2(a)(iv)(B), 2(a)(v)(B) or 2(a)(vi)(B), as applicable.

B.	The Company's determination of the purchase price per Share and the number of Shares shall be subject to Teva's approval of such determination, which shall not be unreasonably withheld or delayed.

In the event of a Deemed Liquidation for which Section 7(m)(ii) of this Agreement is applicable, references in the above Sections I and II to "Closing" shall mean immediately prior to the closing of the Deemed Liquidation.

SCHEDULE 3(d)

EXHIBIT C

"Agreement" shall have the meaning set forth in the preamble.

"Aggregate Purchase Price" with respect to a Closing means the dollar amount set forth opposite such Closing on Exhibit A under the column "Cash Paid at Closing".

"Annual Financial Statements" shall have the meaning set forth in Section 3(g)(i).

"Balance Sheet" shall have the meaning set forth in Section 3(g)(i).

"Board of Directors" shall mean the Board of Directors of the Company.

"Bylaws" shall mean the Bylaws of the Company, as amended from time to time.

"Closing" shall have the meaning set forth in Section 2(a).

"Company" shall have the meaning set forth in the preamble.

"Common Stock" means the Company's Common Stock, $0.0001 par value per share.

“Confidential Information” shall have the meaning set forth in Section 7(l).

"Control" means the possession, directly or indirectly, of the power to direct, or to cause the direction of, the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

"Disclosure Schedule" shall have the meaning set forth in Section 3.

“ERISA” shall have the meaning set forth in Section 3(t).

"Financial Statements" shall have the meaning set forth in Section 3(g)(i).

"First Target" shall have the meaning set forth in the Research Agreement.

"GAAP" means generally accepted accounting principles in the United States.

"Initial Closing" shall have the meaning set forth in Section 2(a)(i).

"Initial Investment" shall have the meaning set forth in the Research Agreement.

"Intellectual Property" means all intellectual property rights, including but not limited to: (a) all inventions, materials, compounds, compositions, substances, methods, processes, techniques, know-how, technology, data, information, discoveries and other results of whatsoever nature, whether or not patentable, and any Patents, copyrights, proprietary intellectual or industrial rights directly or indirectly deriving therefrom; (b) all works of authorship, regardless of copyrightability, all compilations and all copyrights; and (c) all trade secrets, confidential information and proprietary processes.

"Investors Rights Agreement" means the Company's Investors Rights Agreement entered into as of September 19, 2008 by and among the Company and the other parties identified therein, as amended from time to time.

"Material Adverse Effect" shall mean a material adverse effect on the financial condition, business, assets or results of operations of the Company, excluding any effect resulting from (A) changes in GAAP or changes in the regulatory accounting requirements applicable to any industry in which the Company operates, (B) changes in the financial or securities markets generally or changes in the general economic or political conditions in the United States or abroad, (C) changes (including changes of applicable law) or conditions generally affecting the industry in which the Company operates, except in the event that such change has a disproportionate effect on the Company, and (D) acts of war, sabotage, terrorism or natural disasters.

"Outstanding Equity" means all shares of Common Stock outstanding, assuming conversion of all outstanding shares of Preferred Stock into Common Stock in accordance with the Restated Certificate.

"Permitted Transferees" shall mean any Person directly or indirectly through one or more intermediaries, Controlling, Controlled by, or under common Control with such Person.

"Person" means any individual, partnership, corporation, limited liability company, trust or other entity.

"Plan" shall have the meaning set forth in Section 3(d).

"Preferred Stock" means the Company's Preferred Stock, $0.0001 par value per share.

"R&D Program" shall have the meaning set forth in the Research Agreement.

"Research Agreement" shall have the meaning set forth in the recitals.

"Restated Certificate" shall mean the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

"ROFR Agreement" shall have the meaning set forth in Section 6(a).

"Second Investment" shall have the meaning set forth in the Research Agreement.

"Second Target" shall have the meaning set forth in the Research Agreement.

"Securities Act" shall have the meaning set forth in Section 3(f).

"Series A Preferred Stock" means the Company's Series A Preferred Stock, $0.0001 par value per share.

"Shares" shall have the meaning set forth in the recitals.

"Teva" shall have the meaning set forth in the preamble.

"Third Target" shall have the meaning set forth in the Research Agreement.

"Valuation" means the dollar amount set forth opposite such Closing in the table below under the column "Valuation":

Closing	Valuation
Initial Closing	$125,000,000
First Target – Second Closing	$175,000,000
Second Target – First Closing	$175,000,000
Second Target – Second Closing	$225,000,000
Third Target – First Closing	$225,000,000
Third Target – Second Closing	$275,000,000

"Voting Agreement" shall have the meaning set forth in Section 6(a).